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EXHIBIT 20.1


FOR IMMEDIATE RELEASE

CONTACT:     Hanover Direct, Inc                            The MWW Group
             Edward M. Lambert                              Jamie Schwartz
             E.V.P & Chief Financial Officer                Rich Tauberman
             Tel: (201) 272-3325                            Tel: (201) 507-9500


        Hanover Direct Announces Date and Time for Fiscal 2001 Full Year
                             Results Conference Call

EDGEWATER, NJ, March 26, 2002 -Hanover Direct, Inc. today announced that a conference call with the management of Hanover Direct, Inc. to review the Fiscal 2001 full year operating results and ongoing strategic restructuring activities will be held on Friday, March 29, 2002 at 11:00 a.m. Eastern Standard Time. If you would like to participate in the call, please call 212-896-6076 between 10:50 a.m. and 10:55 a.m. Eastern Standard Time. The call will begin promptly at 11:00 a.m. Eastern Standard Time. A re-play of the conference will be available from 1:30 p.m. Eastern Standard Time on Friday, March 29, 2002 until 1:30 p.m. Eastern Standard Time on Saturday, March 30, 2002 and can be accessed by calling 800-633-8625 (domestic) and 858-812-6450 (International) and entering the Reservation No.: 20482005

About Hanover Direct, Inc.
Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. Hanover Brands, Inc. is comprised of the Company's catalog and e-commerce web site portfolio of home fashions, apparel and gift brands, including Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. erizon, Inc. is comprised of Keystone Internet Services, Inc. (www.keystoneinternet.com), the Company's third party fulfillment operation, and also provides the logistical, IT and fulfillment needs of Hanover Brands, Inc. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.


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